Exhibit 99.2

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information is prepared due to the acquisition by CTI Data Solutions Limited (“CTI Data”) a company registered in England and a wholly-owned subsidiary of CTI Group (Holdings) Inc. (the “Company”) of Ryder Systems Limited. (“Ryder”). The unaudited pro forma financial information is derived from historical financial information of the Company and Ryder.

The unaudited pro forma consolidated statement of operations is prepared as if the acquisition had occurred on January 1, 2005. The unaudited consolidated balance sheet is prepared as if the acquisition had occurred on September 30, 2006. The pro forma adjustments are based on certain assumptions that management believes are reasonable under the circumstances. The allocation of purchase price is preliminary and subject to change. The pro forma information is not necessarily indicative of the results that would have been reported had such an event actually occurred on the date specified, nor is it intended to project the Company’s results of operations or financial position for any future period or date. The information set forth should be read in conjunction with the Company’s audited financial statements for the fiscal year end December 31, 2005 included in the Company’s Form 10-KSB filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2006 and the Company’s unaudited financial statements for the period ended September 30, 2006 included in the Company’s Form 10-QSB filed with the SEC on November 14, 2006 and the financial statements of Ryder attached as exhibit 99.1 to this Current Report on Form 8-K.

Ryder’s historical audited financial statements are presented in British pounds and were prepared in accordance with generally accepted accounting principles in the United Kingdom (“UK GAAP”), which differs in certain respects from those generally accepted accounting principles in the United States of America (“US GAAP”). The Company’s consolidated financial statements were prepared in US GAAP and are presented in US dollars. As presented in this unaudited pro forma financial information, Ryder’s financial statements were reconciled to US GAAP and were translated from British pounds to US dollars and adjustments have been made to Ryder’s financial information to conform with the Company’s financial information presented under US GAAP.

The unaudited pro forma financial information is based on historical financial statements. The Company’s fiscal year ends on December 31, while Ryder’s fiscal year ended on April 30. Ryder’s financial information has been adjusted to a December 31 year end.

The results of Ryder included in the unaudited pro forma financial information statement of operations for the nine months ended September 30, 2006 have been translated into US dollars at the average of the average daily closing rate for each month for the nine months January 2006 through September 2006. The rate of exchange used for the translation is British pounds 1.00 to US dollars 1.8291.

The results of Ryder included in the unaudited pro forma financial information statement of operations for the year ended December 31, 2005 have been translated into US dollars at the average of the average daily closing rate for each month for the twelve months January 2005 through December 2005. The rate of exchange used for the translation is British pounds 1.00 to US dollars 1.8147.

The balance sheet of Ryder included in the unaudited pro forma consolidated balance sheet as of September 30, 2006 has been translated into US dollars at the closing exchange rate of British Pounds 1.00 to US dollars 1.8716 at September 30, 2006.

The US GAAP adjustments made to Ryder financial information are described in Note 18 of the audited financial statements of Ryder included in Exhibit 99.1 to this Current Report on Form 8-K.

CTI Group (Holdings) Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the nine months ended September 30, 2006

			Pro Forma
	CTI Group	Ryder	Adjustments		Consolidated
Revenues:
Software sales, service fee and license fee revenue	$9,020,894	$6,920,471	—		$15,941,365
Patent license fee and enforcement revenues	522,921	—	—		522,921

	9,543,815	6,920,471	—		16,464,286

Cost and Expenses:
Cost of products and services, excluding depreciation and amortization	2,668,966	401,898	—		3,070,864
Patent license fee and enforcement cost	763,396	—	—		763,396
Selling, general and administration	5,123,378	5,049,099	—		10,172,477
Research and development	1,445,758	—	—		1,445,758
Depreciation and amortization	785,800	323,193	508,541	(a)	1,617,534

Income / (loss) from operations	(1,243,483)	1,146,281	(508,541)		(605,743)

Other income / (expense)
Interest income / (expense)	300,519	10,158	(750,510)	(b)	(439,834)
Other expense	(28,369)	—	—		(28,369)

Total other income / (expense)	272,150	10,158	(750,510)		(468,203)

Income / (loss) before income taxes	(971,333)	1,156,439	(1,259,051)		(1,073,946)
Tax benefit / (expense)	2,060	(196,932)	377,716	(c)	182,844

Net income / (loss)	(969,273)	959,507	(881,336)		(891,102)

Basic and diluted net loss per common share	$(0.03)				$(0.03)

Basic and diluted weighted average common shares outstanding	28,857,218				28,857,218

CTI Group (Holdings) Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2005

			Pro Forma
	CTI Group	Ryder	Adjustments			Consolidated
Revenues:
Software sales, service fee and license fee revenue	$13,453,900	$6,562,721	—			$20,016,621
Patent license fee and enforcement revenues	1,846,757	—	—			1,846,757

	15,300,657	6,562,721	—			21,863,378

Cost and Expenses:
Cost of products and services, excluding depreciation and amortization	4,037,381	331,280	—			4,368,661
Patent license fee and enforcement cost	1,221,007	—	—			1,221,007
Selling, general and administration	7,094,185	6,365,572	—			13,459,757
Research and development	2,009,885	—	—			2,009,885
Depreciation and amortization	1,098,260	324,107	678,056	(a)		2,100,423

Income / (loss) from operations	(160,061)	(458,238)	(678,056)			(1,296,355)

Other income / (expense)
Interest income / (expense)	296,708	25,121	(908,273)	(b)		(586,444)
Other expense	(5,447)	55	—			(5,392)

Total other income / (expense)	291,261	25,176	(908,273)			(591,836)

Income / (loss) before income taxes	131,200	(433,062)	(1,586,329)			(1,888,191)
Tax benefit / (expense)	11,169	(16,910)	475,899		(c)	470,158

Net income / (loss)	142,369	(449,972)	(1,110,430)			(1,418,033)
Basic and diluted net income / (loss) per common share	$0.01					$(0.05)

Basic weighted average common shares outstanding	27,832,854					27,832,854
Diluted weighted average common shares outstanding	30,307,906					30,307,906

CTI Group (Holdings) Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2006

			Pro Forma
	CTI Group	Ryder	Adjustments			Consolidated
ASSETS
Cash and cash equivalents	$1,716,902	$312,932	$(1,103,913)	(d)		$925,921
Short-term investments	5,430,000	—	(5,430,000)	(d)		-

Total cash, cash equivalents, and short-term investments	7,146,902	312,932	(6,533,913)			925,921
Trade accounts receivable, less allowance for doubtful accounts	1,782,258	2,063,563	—			3,845,821
Note and settlement receivable – short term	189,198	—	—			189,198
Prepaid expenses	449,766	57,681	—			507,447
Other current assets	22,024	26,476	—			48,500
Income tax receivable	27,374	—	—			27,374
Deferred income tax benefit	—	—	93,580	(e)		93,580

Total current assets	9,617,522	2,460,652	(6,440,333)			5,637,841
Restricted cash	467,900	—	3,000,000	(f)		3,467,900
Long term settlement receivable – net of current portion	793,194	—	—			793,194
Property, equipment, and software, net	1,908,982	760,474	—			2,669,456
Intangible assets, net	66,877	—	5,900,000	(g)		5,966,877
Goodwill	—	—	5,804,551	(h)		5,804,551
Other assets	76,300	—	—			76,300

Total assets	$12,930,775	$3,221,126	$8,264,218			$24,416,119

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$216,757	$35,654	—			$252,411
Accrued expenses	922,974	467,582	746,597	(i)		2,137,153
Accrued wages and other compensation	713,766	—	187,160	(j)		900,926
Deferred revenue	1,360,278	600,913	—			1,961,191
Notes payable – short term	—	196,673	—			196,673
Income tax payable	—	20,992	—			20,992
Deferred tax liability	16,834	33,913	1,770,000	(k)		1,820,747

Total current liabilities	3,230,609	1,355,727	2,703,757			7,290,093
Note Payable – long term	—	—	7,425,860	(l)		7,425,860
Deferred revenue – long term	12,369	—	—			12,369
Total liabilities	3,242,978	1,355,727	10,129,617			14,728,322

Commitments and contingencies
Stockholders’ equity
Class A common stock, par value $.01; 47,166,666 shares authorized; 29,178,271 issued and outstanding at September 30, 2006	291,783	3,369	(3,369)	(m)		291,783
Additional paid-in capital	25,358,928	—	—			25,358,928
Accumulated deficit	(15,803,604)	1,862,030	(1,862,030)	(m	)	(15,803,604)
Other comprehensive income / (loss) – foreign currency translation	32,833	—	—			32,833
Treasury stock, 140,250 shares at cost	(192,143)	—	—			(192,143)

Total stockholders’ equity	9,687,797	1,865,399	(1,865,399)			9,687,797

Total liabilities and stockholders’ equity	$12,930,775	$3,221,126	$8,264,218			$24,416,119

CTI Group (Holdings) Inc. and Subsidiaries
Notes to Unaudited Pro Forma Financial Information

On December 29, 2006, the CTI Group (Holdings) Inc. (the “Company”) filed a current report on Form 8-K disclosing the completion of the acquisition of all of the issued and outstanding shares of capital stock of Ryder Systems Limited (“Ryder”), a privately held software development company registered in England, pursuant to a Share Transfer Agreement (the “Share Transfer Agreement”), dated December 22, 2006, by and among, CTI Data Solutions Limited (“CTI Data”), a company registered in England and a wholly-owned subsidiary of the Company, Ryder Systems Trustee Limited, Susan Patricia Haworth and Messrs. Paul Ryder Haworth, Andrew Wilson and David Latham, for a purchase price of £5.6 million (the “Purchase Price”), which is equal to $11,053,353. The Company financed the acquisition of Ryder through a combination of cash from working capital, the Acquisition Loan and the Revolving Loan.

The Company used cash on hand of $3,627,493, funds received from the Acquisition Loan of $2,600,000, and funds received from the Revolving Loan of $4,825,860. The Acquisition Loan is secured by a letter of credit from SEB Bank. Fairford Holdings Limited issued a guarantee to SEB Bank as security for the letter of credit. Salah N. Osseiran Trust, a revocable trust, of which Mr. Salah Osseiran is the grantor and sole beneficiary, is the sole stockholder of Fairford Holdings Limited. Mr. Salah Osseiran is a director and majority stockholder of the Company. The Revolving Loan is guaranteed by $3,000,000 of cash and accounts receivable of the Company. The Company estimates that direct costs relating to the acquisition will be $746,647.

The net tangible assets acquired and liabilities assumed in the acquisition were recorded at fair value. The valuation of the intangible assets is estimated, for the purposes of the pro forma financial information, to be $5,900,000. For purposes of the pro forma adjustments, which assumes an acquisition date of September 30, 2006, the adjustment related to goodwill was $5,804,551.

Pro Forma Adjustments

The following notes explain the pro forma adjustments:

a)	Adjustment to estimate amortization expense on the intangibles related to the purchase of Ryder.

Intangible	Estimated Amount	Life
Technology	$1,620,000	8 years
Trademarks	$180,000	9 years
Customer Base	$4,100,000	9 years

b)	Adjustment to estimate interest expense on the Acquisition Loan and Revolving Loan.

c)	Adjustment to record tax expense at an estimated statutory rate of 30%.

d)	Adjustment to record cash and short-term investments used in the purchase of Ryder and as collateral for the Revolving Loan.

e)	Adjustment to record tax asset created at close due to EMI scheme in the UK.

f)	Adjustment to record restricted cash used as collateral for the Revolving Loan.

g)	Adjustment to estimate the fair value of the acquired identifiable intangible assets relating to the acquisition of Ryder.

h)	Adjustment to record the estimated cost in excess of fair value of net assets acquired and identifiable intangible assets.

i)	Adjustment to record the direct acquisition costs related to the purchase of Ryder.

j)	Adjustment to record bonus accrual at the time of the acquisition.

k)	Adjustment to record the excess of book basis over tax basis of the purchased intangibles tax effected at the estimated UK statutory rate of 30%.

l)	Adjustment to record the Acquisition Loan and the Revolving Loan.

m)	Adjustment to eliminate the retained earnings of Ryder.